Relevant portion of the transcript of the oral presentation by Amyris at the J.P. Morgan Healthcare Conference on January 12, 2022:
John Melo, President & CEO, Amyris, Inc.

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I’d like to call out on the forward-looking statements on Slide 2. During today’s presentation, I will be sharing preliminary unaudited revenue numbers for 2021.

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With reference to slide 15: Our fourth quarter revenue will be around $65 million; that is all underlying revenue. And then for 2021 as a whole, we believe we expect to exceed $340 million in total revenue for the year…We’re glad that we’re able to execute with all the headwinds facing supply chain and the new variant around the virus, being able to still execute and exceed what was the analyst consensus both for the year and for the quarter.
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With reference to slide 16: We had a very strong 2021. Our cumulative annual growth rate for the last 3 years is a little over 120%.

Relevant slides from Amyris’ presentation at the J.P. Morgan Healthcare Conference on January 12, 2022: